Exhibit 1.01

Natural Gas Services Group, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2024

This report for the year ended December 31, 2024 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to companies regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a company can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the Covered Countries), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry (“RCOI”) completed.

If a companyt has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the company must exercise due diligence on the conflict minerals’ source and chain of custody. The company must annually submit a report, Conflict Minerals Report (“CMR”), to the SEC that includes a description of those due diligence measures.

SECTION 1. Company Overview

This report has been prepared and approved by management of Natural Gas Services Group, Inc. (herein referred to as “NGS,” the “Company,” “we,” “us,” or “our”).

We are a leading provider of natural gas and electric compression equipment, technology and services to the energy industry. We rent, design, sell, install, service and maintain compressors and related equipment for our customers’ oil and gas production and processing facilities, generally using equipment from OEM suppliers along with limited in-house assembly. We are headquartered in Midland, Texas, with a limited assembly facility located in Tulsa, Oklahoma and service facilities located in major oil and gas producing basins in the U.S. A significant majority of our compressors are assembled by third parties.

SECTION 2. Products Overview

We conducted an analysis of our products and found 3TG is contained in the components used to assemble compressors. Therefore, the products that we assemble may be subject to the reporting obligations of Rule 13p-1.

We defined the scope of our conflict minerals due diligence to include only components purchased to assemble our compressors. We excluded purchases related to rebuilds/maintenance on rented or customer units and straight part sales, as they do not meet the requirements under the Rule since they are not used in manufacturing of our products.

SECTION 3. Supply Chain

Our company has many tiers in our supply chain, and we are therefore relying upon our suppliers to provide information on the origin of any 3TG contained in the components and materials supplied to us, including sources of 3TG that are supplied to them from their sub-tier suppliers. We are integrating a responsible sourcing of minerals requirement with our Conflict Minerals Policy. Our suppliers will be expected to provide the 3TG sourcing information to us annually per our Conflict Minerals Policy, thus we are relying and dependent upon our suppliers’ own due diligence work and their timely and accurate reporting of their due diligence. We adopted the standard Electronic Industry Citizenship Coalition® (“EICC®”) Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (referred to as the “Template”) and sent the questionnaire to our above described suppliers.

Exhibit 1.01
SECTION 4. Reasonable Country of Origin Inquiry and Conclusion

Due to the limited information provided to us by our suppliers during our inquiry, we are not yet able to identify all of the various smelting facilities that processed the 3TG contained in our products. Due to the breadth and complexity of our products and respective supply chain, it will take time for many of our suppliers to verify the origin of all of the minerals. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard EICC-GeSI template, and continuing our outreach efforts, we hope to develop further transparency in our supply chain.

SECTION 5. Conflict Minerals Status Analysis and Conflict Status Conclusion

We have concluded that due to the limited information received from our suppliers, we are not yet able to determine the mine or other origin of all the minerals incorporated into the compressors delivered to our customers in 2024.

SECTION 6A. Due Diligence Program

Conflict Minerals Policy

We have adopted the following conflict minerals policy:

Natural Gas Services Group, Inc.
Conflict Minerals Policy

In July 2010, the Wall Street Reform and Consumer Protection Act, also known as the Dodd-Frank Act, was signed into law. Although the focus of the Act is financial market regulatory reforms, it also imposes requirements relating to “Conflict Minerals.” Specifically, section 1502 of the Act imposes Security and Exchange Commission (SEC) reporting requirements upon publicly-traded companies whose products contain metals derived from minerals defined as “Conflict Minerals.” “Conflict Minerals” refers to tin, tantalum, tungsten and gold (or derivatives) mined in the eastern provinces of the Democratic Republic of the Congo (DRC) and in the adjoining countries (known as the “Conflict Region”), where revenues may be directly or indirectly financing armed groups engaged in civil war resulting in serious social and environmental abuses.

Natural Gas Services Group, Inc. (“NGS”) is committed to complying with the reporting obligations required under Section 1502 of the Act and any related rules and regulations issued by the SEC. Furthermore, NGS has to adopt the EICC Due Diligence reporting process to obtain chain of custody declaration from all NGS sourced and managed suppliers ensuring transparency and corporate social responsibility in our supply chain.

•To provide a timely response to our inquiries and questionnaires;

•To provide assistance in reaching out to their suppliers;

•To supply “DRC Conflict Free” materials to the best of their ability, i.e. if a conflict mineral is present in the item being supplied, take reasonable steps to ensure that it originates from a non-conflict area or from smelters that have been validated by an independent private sector party to be conflict free; and

•To inform us of any materials supplied that are not “DRC Conflict Free.”

Our policy is publicly available on our website at www.ngsgi.com.

SECTION 6B. Due Diligence Process

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas 2nd Edition (“OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten.

Exhibit 1.01
Management Systems

As mentioned above, our due diligence measures have been designed based of the OECD Framework, therefore, we have established a management system over conflict minerals. This included adopting a company policy which is posted on our website at www.ngsgi.com, establishing an internal conflict minerals team, gathering information from our suppliers, and reinforcing our grievance mechanisms, which are described more in-depth in the following captions of this section.

Internal Team

NGS utilizes our existing management system/team for conflict minerals. Our management system/team includes our Chief Operating Officer and President, Chief Financial Officer and Chief Executive Officer. They are supported by a team of subject matter experts from relevant functions such as, purchasing, quality control, and manufacturing. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by a Technical Accounting Manager who acts as the conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a periodic basis.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have engaged a third party data collection and software vendor, Compliance XL, to send and receive supplier RCOI questionnaires. Feedback from this engagement has allowed us to gather and review the conclusions and statements rendered in this report.

Escalation Procedures

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of NGS’s policies. Any violations of policy can be reported internally through the chain of management or directly to an appropriate level within the Company. We also deploy a whistle blower/hotline for issues that need attention without utilizing the chain of management.

Maintain Records

We have established our due diligence compliance process and set forth documentation and record maintenance mechanism to ensure the retention of relevant documentation in a structured electronic database.

SECTION 6C. Steps to be Taken to Mitigate Risk and Maturing Due Diligence Program

As we move towards further developing our due diligence program, we intend to take the following steps to continue to mitigate any possible risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

•Enhance supplier communication and response process to improve due diligence data accuracy and completion; and

•Support industry efforts to continue to influence additional smelters to obtain Conflict Free Smelter (“CFS”) status through our supply chain, where possible.

SECTION 7. Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of the components in our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives as described above.

We have identified potential 3TG components purchased from 67 direct suppliers. We rely on these suppliers, whose components contain 3TG, to provide us with information about the source of conflict minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

Exhibit 1.01
SECTION 8. Design and Implement a Strategy to Respond to Risks

We will work with our suppliers who are sourcing 3TG from a non-Conflict Free smelter to establish an alternative source of 3TG from a Conflict Free smelter, within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and availability of alternative suppliers. Currently, we have found no instances where changing suppliers is necessary.

SECTION 9. Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified

Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We rely on the audits performed by the Conflict-Free Sourcing Initiative (“CFSI”).

SECTION 10. Report on Supply Chain Due Diligence

We conducted a survey of those suppliers described above using the EICC GeSI Template. The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website. The Template is being used by many companies in their due diligence processes related to conflict minerals.

Survey Responses

We received responses approximately 60% of the suppliers surveyed which covers the vast majority of the components referenced above. We reviewed the responses against internally developed criteria to determine which required further engagement with our suppliers. If a response was untimely or incomplete, we have worked directly with our suppliers to provide revised responses.

Through Compliance XL, we created and maintained a database of a majority of all templates sent and the supplier received responses. The large majority of the responses received provided data at a company or divisional level or, were unable to connect the smelters or refiners used in the components supplied to NGS (all smelters and refiners supplied were from non-conflict area). Thus, we are therefore unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Efforts to Determine Mine or Location of Origin

Through our participation in the OECD implementation programs and requesting our suppliers to complete the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

Smelters or Refiners

As mentioned above, the majority of the responses received provided data at the company or divisional level or, were able to connect the smelters or refiners used in the components supplied to NGS. Based on the information provided, NGS believes the smelters and refiners that may have been used to produce 3TG minerals in NGS’s compressors include those listed in Annex I. Based on information provided by our suppliers and information available from the CFSI, we believe that the countries of origin of 3TG minerals processed by these smelters and refiners includes the countries listed in Annex II. Of the supplier-reported smelters or refiners, none were identified as potentially sourcing minerals from the DRC or adjoining countries. NGS found no reasonable basis for concluding that any 3TG minerals known to be in its supply chain directly or indirectly financed or benefited armed groups in the DRC or surrounding countries.

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY	SMELTER ID
Gold (Au)	L'Orfebre S.A.	ANDORRA	CID002762
Gold (Au)	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold (Au)	Industrial Refining Company	BELGIUM	CID002587
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold (Au)	Coimpa Industrial LTDA	BRAZIL	CID004010
Gold (Au)	Marsam Metals	BRAZIL	CID002606
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold (Au)	Royal Canadian Mint	CANADA	CID001534
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold (Au)	Dongwu Gold Group	CHINA	CID003663
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold (Au)	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	CID002519
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold (Au)	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold (Au)	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY	SMELTER ID
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold (Au)	Zhongkuang Gold Industry Co., Ltd.	CHINA	CID002214
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold (Au)	Gold by Gold Colombia	COLOMBIA	CID003641
Gold (Au)	SAFINA A.S.	CZECHIA	CID002290
Gold (Au)	SAAMP	FRANCE	CID002761
Gold (Au)	WEEEREFINING	FRANCE	CID003615
Gold (Au)	Agosi AG	GERMANY	CID000035
Gold (Au)	Aurubis AG	GERMANY	CID000113
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold (Au)	Heimerle + Meule GmbH	GERMANY	CID000694
Gold (Au)	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold (Au)	Gold Coast Refinery	GHANA	CID003186
Gold (Au)	Augmont Enterprises Private Limited	INDIA	CID003461
Gold (Au)	Bangalore Refinery	INDIA	CID002863
Gold (Au)	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold (Au)	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold (Au)	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold (Au)	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold (Au)	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold (Au)	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold (Au)	JALAN & Company	INDIA	CID002893
Gold (Au)	Kundan Care Products Ltd.	INDIA	CID003463
Gold (Au)	MD Overseas	INDIA	CID003548
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold (Au)	Sai Refinery	INDIA	CID002853
Gold (Au)	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold (Au)	Sovereign Metals	INDIA	CID003383
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold (Au)	8853 S.p.A.	ITALY	CID002763
Gold (Au)	Chimet S.p.A.	ITALY	CID000233
Gold (Au)	Italpreziosi	ITALY	CID002765
Gold (Au)	Safimet S.p.A	ITALY	CID002973
Gold (Au)	T.C.A S.p.A	ITALY	CID002580
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold (Au)	Asahi Pretec Corp.	JAPAN	CID000082
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold (Au)	Chugai Mining	JAPAN	CID000264
Gold (Au)	Dowa	JAPAN	CID000401
Gold (Au)	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY	SMELTER ID
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold (Au)	Japan Mint	JAPAN	CID000823
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold (Au)	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold (Au)	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold (Au)	Tanaka Kikinzoku Kogyo K.K	JAPAN	CID001875
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold (Au)	Yamakin Co., Ltd.	JAPAN	CID002100
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold (Au)	Kazzinc	KAZAKHSTAN	CID000957
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold (Au)	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359
Gold (Au)	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold (Au)	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold (Au)	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold (Au)	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold (Au)	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold (Au)	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold (Au)	Torecom	KOREA, REPUBLIC OF	CID001955
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold (Au)	Caridad	MEXICO	CID000180
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold (Au)	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold (Au)	Morris and Watson	NEW ZEALAND	CID002282
Gold (Au)	K.A. Rasmussen	NORWAY	CID003497
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold (Au)	Albino Mountinho Lda.	PORTUGAL	CID002760
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold (Au)	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY	SMELTER ID
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold (Au)	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold (Au)	Impala Refineries – Base Metals Refinery (BMR)	SOUTH AFRICA	CID004604
Gold (Au)	Impala Rustenburg	SOUTH AFRICA	CID004610
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold (Au)	Sudan Gold Refinery	SUDAN	CID002567
Gold (Au)	Boliden AB	SWEDEN	CID000157
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold (Au)	MKS PAMP SA	SWITZERLAND	CID001352
Gold (Au)	PX Precinox S.A.	SWITZERLAND	CID001498
Gold (Au)	Valcambi S.A.	SWITZERLAND	CID002003
Gold (Au)	Elite Industech Co., Ltd.	TAIWAN	CID004755
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold (Au)	Super Dragon Technology Co., Ltd.	TAIWAN	CID001810
Gold (Au)	GG Refinery Ltd.	TANZANIA	CID004506
Gold (Au)	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold (Au)	Istanbul Gold Refinery	TURKEY	CID000814
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold (Au)	African Gold Refinery	UGANDA	CID003185
Gold (Au)	Al Etihad Gold Refinery DMCC	UAE	CID002560
Gold (Au)	Dijllah Gold Refinery FZC	UAE	CID003348
Gold (Au)	Emirates Gold DMCC	UAE	CID002561
Gold (Au)	Fujairah Gold FZC	UAE	CID002584
Gold (Au)	International Precious Metal Refiners	UAE	CID002562
Gold (Au)	Kaloti Precious Metals	UAE	CID002563
Gold (Au)	Sam Precious Metals	UAE	CID003666
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES	CID002708
Gold (Au)	Advanced Chemical Company	UNITED STATES	CID000015
Gold (Au)	Alexy Metals	UNITED STATES	CID003500

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY	SMELTER ID
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold (Au)	Materion	UNITED STATES	CID001113
Gold (Au)	Metallix Refining Inc.	UNITED STATES	CID003557
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold (Au)	Pease & Curren	UNITED STATES	CID002872
Gold (Au)	QG Refining, LLC	UNITED STATES	CID003324
Gold (Au)	Sabin Metal Corp.	UNITED STATES	CID001546
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Tantalum (Ta)	AMG Brasil	BRAZIL	CID001076
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000291
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum (Ta)	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583
Tantalum (Ta)	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583
Tantalum (Ta)	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum (Ta)	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum (Ta)	5D Production OU	ESTONIA	CID003926
Tantalum (Ta)	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum (Ta)	TANIOBIS GmbH	GERMANY	CID002545
Tantalum (Ta)	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum (Ta)	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum (Ta)	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum (Ta)	KEMET Blue Metals	MEXICO	CID002539
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY	SMELTER ID
Tantalum (Ta)	PowerX Ltd.	RWANDA	CID004054
Tantalum (Ta)	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum (Ta)	Materion Newton Inc.	UNITED STATES	CID002548
Tantalum (Ta)	QuantumClean	UNITED STATES	CID001508
Tantalum (Ta)	Telex Metals	UNITED STATES	CID001891
Tin (Sn)	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754
Tin (Sn)	Aurubis Beerse	BELGIUM	CID002773
Tin (Sn)	EM Vinto	BOLIVIA	CID000438
Tin (Sn)	Operaciones Metalurgicas S.A.	BOLIVIA	CID001337
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil	BRAZIL	CID003486
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin (Sn)	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin (Sn)	Soft Metais Ltda.	BRAZIL	CID001758
Tin (Sn)	Super Ligas	BRAZIL	CID002756
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin (Sn)	China Tin Group Co., Ltd.	CHINA	CID001070
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin (Sn)	Gejiu Zi-Li	CHINA	CID000555
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin (Sn)	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin (Sn)	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tin (Sn)	Mining Minerals Resources SARL	CONGO DR	CID004065
Tin (Sn)	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin (Sn)	CV Ayi Jaya	INDONESIA	CID002570
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA	CID000309

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY	SMELTER ID
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin (Sn)	PT Bangka Prima Tin	INDONESIA	CID002776
Tin (Sn)	PT Bangka Serumpun	INDONESIA	CID003205
Tin (Sn)	PT Bangka Tin Industry	INDONESIA	CID001419
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin (Sn)	PT Bukit Timah	INDONESIA	CID001428
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin (Sn)	PT Mitra Stania Prima	INDONESIA	CID001453
Tin (Sn)	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin (Sn)	PT Panca Mega Persada	INDONESIA	CID001457
Tin (Sn)	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin (Sn)	PT Prima Timah Utama	INDONESIA	CID001458
Tin (Sn)	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin (Sn)	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin (Sn)	PT Rajehan Ariq	INDONESIA	CID002593
Tin (Sn)	PT Refined Bangka Tin	INDONESIA	CID001460
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin (Sn)	PT Timah Nusantara	INDONESIA	CID001486
Tin (Sn)	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin (Sn)	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin (Sn)	PT Tommy Utama	INDONESIA	CID001493
Tin (Sn)	Dowa	JAPAN	CID000402
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin (Sn)	Takehara PVD Materials Div MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin (Sn)	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin (Sn)	DS Myanmar	MYANMAR	CID003831
Tin (Sn)	Pongpipat Company Limited	MYANMAR	CID003208
Tin (Sn)	Minsur	PERU	CID001182
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin (Sn)	Fenix Metals	POLAND	CID000468
Tin (Sn)	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305
Tin (Sn)	Luna Smelter, Ltd.	RWANDA	CID003387
Tin (Sn)	Aurubis Berango	SPAIN	CID002774

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY	SMELTER ID
Tin (Sn)	CRM Synergies	SPAIN	CID003524
Tin (Sn)	Rui Da Hung	TAIWAN	CID001539
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin (Sn)	Thailand Smelting & Refining Co Ltd	THAILAND	CID001898
Tin (Sn)	Alpha	UNITED STATES	CID000292
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin (Sn)	Tin Technology & Refining	UNITED STATES	CID003325
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703
Tin (Sn)	Electro-Mechanical Facility Cao Bang Minerals & Metallurgy Joint Stock Co	VIETNAM	CID002572
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574
Tin (Sn)	VQB Mineral and Trading Group JSC	VIETNAM	CID002015
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten (W)	ACL Metais Eireli	BRAZIL	CID002833
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten (W)	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten (W)	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten (W)	Fujian Xinlu Tungsten	CHINA	CID003609
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten (W)	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten (W)	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Tungsten (W)	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungstents Branch	CHINA	CID002513
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten (W)	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten (W)	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten (W)	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten (W)	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN	CID000825

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY	SMELTER ID
Tungsten (W)	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	CID004060
Tungsten (W)	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978
Tungsten (W)	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	CID004797
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten (W)	Artek LLC	RUSSIAN FEDERATION	CID003553
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten (W)	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten (W)	LLC Vostok	RUSSIAN FEDERATION	CID003643
Tungsten (W)	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten (W)	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten (W)	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614
Tungsten (W)	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten (W)	Lianyou Metals Co., Ltd.	TAIWAN	CID003407
Tungsten (W)	Lianyou Resources Co., Ltd.	TAIWAN	CID004397
Tungsten (W)	Global Tungsten & Powders Corp.	TAIWAN	CID000568
Tungsten (W)	Kennametal Fallon	UNITED STATES	CID000966
Tungsten (W)	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten (W)	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten (W)	Kenee Mining Corporation Vietnam	VIETNAM	CID004619
Tungsten (W)	Masan High-Tech Materials	VIETNAM	CID002543
Tungsten (W)	Nam Viet Cromit Joint Stock Company	VIETNAM	CID004034
Tungsten (W)	Tungsten Vietnam Joint Stock Company	VIETNAM	CID003993

Exhibit 1.01

ANNEX II
COUNTRIES OF ORIGIN OF MINERAL PROCESSED BY SUPPLIER-REPORTED SMELTERS AND REFINERS
ANDORRA	NEW ZEALAND
AUSTRALIA	NORWAY
AUSTRIA	PERU
BELGIUM	PHILIPPINES
BOLIVIA	POLAND
BRAZIL	PORTUGAL
CANADA	REPUBLIC OF KOREA
CHILE	RUSSIAN FEDERATION
CHINA	RWANDA
COLOMBIA	SAUDI ARABIA
CONGO DR	SINGAPORE
CZECHIA	SOUTH AFRICA
ESTONIA	SPAIN
FRANCE	SUDAN
GERMANY	SWEDEN
GHANA	SWITZERLAND
INDIA	TAIWAN
INDONESIA	TANZANIA
ITALY	THAILAND
JAPAN	TURKEY
KAZAKHSTAN	UGANDA
KYRGYZSTAN	UNITED ARAB EMIRATES (UAE)
LITHUANIA	UNITED STATES OF AMERICA (UNITED STATES)
MALAYSIA	UZBEKISTAN
MEXICO	VIETNAM
MYANMAR	ZIMBABWE
NETHERLANDS